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                                                                   EXHIBIT 10.46

                   VENCOR, INC. 2000 LONG-TERM INCENTIVE PLAN

1.   Purpose of the Plan
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     The purpose of the Vencor, Inc. 2000 Long-Term Incentive Plan, dated effective as of January 1, 2000 (the "Plan"), is to promote the success of the
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Company and the interests of its shareholders by attracting, motivating, retaining and rewarding key employees of the Company for assisting the Company and its Affiliates to emerge from bankruptcy and to provide them with incentives to induce Participants to contribute toward the improvement and growth of the Company.

2.   Definitions
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     As used in this Plan, the following capitalized terms shall have the following meanings:

     (a) "Affiliate" shall mean any of Vencor, Inc.'s direct or indirect
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subsidiaries within the meaning of Section 424 of the Code.

     (b) "Award" shall mean a cash bonus payable pursuant to the terms and
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conditions of this Plan.

     (c) "Award Percentage" shall mean, with respect to each Performance Period,
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a percentage corresponding to the achievement of the Performance Targets for such Performance Period. The Award Percentage shall represent the portion of the Maximum Award that each Participant is entitled to receive with respect to each Performance Period.

     (d) "Base Salary" shall mean, with respect to each Participant, such
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Participant's annual base compensation, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits.

     (e) "Beneficiary" shall mean either (i) the person designated in the manner
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specified in Section 11(f) by a Participant to receive any amounts payable to him pursuant to this Plan following his death, or (ii), in the event of the failure of a Participant to so designate a Participant, the Participant's estate.

     (f) "Board" shall mean the Board of Directors of Vencor, Inc.
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     (g) "Cause", when used in connection with the termination of a
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Participant's employment with the Company, shall mean (i) dishonesty; (ii)
deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing permanent Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere
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to a crime involving moral turpitude.

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     (h) "Change of Control" shall mean any one of the following events:
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         (i)   any Person (as this term is used in Sections 3(a)(9) and
13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1)b)(i) thereunder) (an "Acquiring
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Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3
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promulgated under the Exchange Act (a "Beneficial Owner"), directly or
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indirectly, of securities of Vencor, Inc. representing 50% or more of the combined voting power of Vencor, Inc.'s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

         (ii) Vencor, Inc.'s stockholders approve an agreement to merge or consolidate Vencor, Inc. with another corporation, or an agreement providing for the sale of substantially all of the assets of Vencor, Inc. to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, Vencor, Inc.;

         (iii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a director who was not
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an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

         (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

     (i) "Code" shall mean the Internal Revenue Code of 1986, as amended.
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     (j) "Committee" shall mean the Compensation Committee of the Board or such
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other committee as the Board may designate from time to time.

     (k) "Common Stock" shall mean the common stock of Vencor, Inc., par value $
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0.25 per share.

     (l) "Company" shall mean Vencor, Inc. and its Affiliates.
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     (m) "Disability" shall mean a physical or mental condition entitling a
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Participant to benefits under the long-term disability policy maintained by the
Company and applicable to him. For purposes of this Plan, a Participant's employment shall be deemed to

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have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

     (n) "Effective Date" shall mean the date on which the Company's bankruptcy
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plan is confirmed by the United States Bankruptcy Court for the District of
Columbia.

     (o) "Maximum Award" shall mean the highest amount that may be awarded to
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Participants in certain positions or employment levels of the Company, expressed as percentages of such Participants' Base Salary, as follows:

  Position/Level:                        Percentage of Base Salary:
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  Chief Executive Officer...................     100%
  Members of Executive Committee............     90%
  Vice Presidents...........................     40%
  Senior Corporate Managers.................     25%
  Other Key Employees.......................     15%

     (p) "Participant" shall mean an officer or key employee of the Company who
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is in a position to contribute materially to the success of the Company, as selected for participation in the Plan by the Committee in its sole discretion.

     (q) "Performance Period" shall mean any period of one or more years during
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which the Company's performance against the Performance Targets is measured for the purpose of determining whether and at what level Awards under this Plan shall be granted.

     (r) "Performance Targets" shall mean the performance targets for the
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Company that the Committee shall establish in its discretion for each
Performance Period to be used in determining Participants' Awards.

     (s) "Person" shall mean an individual, partnership, corporation, limited
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liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     (t) "Plan" shall mean this Vencor, Inc. 2000 Long-Term Cash Incentive
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Compensation Plan.

     (u) "Retirement" shall mean the termination of the employment of a
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Participant on or after the Participant's attainment of fifty-five (55) years of age.

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3.   Administration
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     This Plan shall be administered by the Committee.  The Committee shall have full authority to interpret and construe any provision of the Plan, to adopt such rules and regulations and make any decisions necessary for the administration of the Plan, and to determine the eligibility of Participants under the Plan. Determinations of the Committee shall be conclusively binding and final upon all parties. The Committee shall not be liable to any Participant or other person for any action, omission or determination relating to the Plan.

4.   Eligibility
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     The Committee may, in its sole discretion, select to participate in the
Plan those officers and other key employees of the Company who are in a position to contribute materially to the success of the Company.

5.   Determination of Awards
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     The Award payable to each Participant for each Performance Period shall be determined as follows:

          (a) Not later than ninety (90) days after the commencement of each Performance Period, the Committee shall identify (i) the Participants in the Plan for such Performance Period, (ii) the Maximum Award for each such Participant (based on positions or employment levels in the Company) as provided in Section 2(o) hereof, and (iii) the Award Percentages applicable to the Performance Targets established for such Performance Period.

          (b) Not later than ninety (90) days after the commencement of each Performance Period, the Committee shall establish Performance Targets for such Performance Period.

          (c) As soon as practicable, but not later than ninety (90) days, following the end of each Performance Period, the Committee shall (i) determine the level at which the Performance Targets for such Performance Period were reached, if at all and (ii) calculate the amount of the Award payable to each Participant with respect to such Performance Period, which shall be the product of (A) the Participant's Maximum Award for such Performance Period, (B) the Award Percentage for such Performance Period, and (C) such Participant's Base Salary in effect on the last day of the applicable Performance Period, but which shall not exceed $1.5 million per year in such Performance Period.

6.   Payment of Awards
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     Except as otherwise provided herein, the Award, as calculated pursuant to
Section 5(c) hereof, shall be payable to each Participant with respect to any Performance Period, in a lump sum in cash as follows: one-third (1/3) shall be payable on or about each of the first, second and third anniversaries of the termination of the applicable Performance Period.

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7.   Effect of Termination of Employment
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          (a)  In the event of the termination of the employment of a
Participant by the Company for Cause or by the Participant for any reason prior to the payment to him of any portion of the Award related to any Performance Period, the Participant shall not be entitled to such unpaid portion.

          (b) In the event of the termination of the employment of a Participant as a result of the Participant's Retirement, or by the Company other than for Cause, during a Performance Period, the Participant shall be entitled to receive a prorated Award for such Performance Period based on the number of full months elapsed in such Performance Period before the date of such termination of employment. Such prorated Award shall be paid following the end of such Performance Period at the time and in the manner specified in Section 6 hereof. In addition, in the event of the termination of the employment of a Participant as a result of the Participant's Retirement, or by the Company other than for Cause, following the termination of a Performance Period and prior to the payment to the Participant of any portion of the Award with respect to such Performance Period, such unpaid portion shall continue to be paid at the time and in the manner specified in Section 6 hereof.

          (c) In the event of a Participant's death or Disability during a Performance Period, the Participant (or in the event of his death, his Beneficiary) shall be entitled to receive a prorated Award for such Performance Period equal to the Award that would be payable to him if the Award Percentage would have been fifty percent (50%) based on the number of full months elapsed in such Performance Period before the date of the Participant's death or Disability. Such Award shall be paid no later than fifteen (15) days after the date of the Participant's death or Disability, in a lump sum in cash. In addition, in the event of a Participant's death or Disability following the termination of a Performance Period and prior to the payment to the Participant of any portion of the Award with respect to such Performance Period, such unpaid portion shall be paid no later than fifteen (15) days after the date of the Participant's death or Disability, in a lump sum in cash.

          (d) The provisions of this Section 7 shall be subject to the terms of any separate written employment or similar agreement between the Company and a Participant in effect at the time of his termination of employment.

8.   Certain Adjustments
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          (a)  In the event of the merger or consolidation of the Company, or the acquisition or disposition by the Company of any substantial business unit, or the occurrence of any other transaction or event, which could reasonably be expected to have a substantial impact on the Performance Targets, the Committee will review, in good faith, the effect of such occurrence on the operation of this Plan and will adjust the Performance Targets and Award Percentages for such Performance Period as the Committee, in its absolute discretion, exercised in good faith, determines to be appropriate in light of the circumstances. The Committee shall consult with management of the Company concerning the magnitude of any such adjustment prior to coming to a final decision with respect thereto.

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          (b)  The Committee may, in its absolute discretion, designate an individual who commences employment with the Company more than ninety (90) days following the beginning of a Performance Period as a Participant for such Performance Period, in which case the Committee shall simultaneously determine the Maximum Award for such Participant for such Performance Period in accordance with Section 2(o), and the Committee may specify that the Award otherwise payable to such Participant for such Performance Period shall be prorated to reflect the Participant's performance of services for less than the entire Performance Period. In the event that a Participant is a promoted or demoted during a Performance Period, the Committee may, in its absolute discretion, adjust the Maximum Award for such Participant for such Performance Period to reflect such change.

9.   Change of Control
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     No later than fifteen (15) days after a Change of Control, the Company shall pay, in lump sum in cash, to each Participant an amount equal to the sum of (i) the upaid portion of any Award relating to a Performance Period that ends prior to the occurrence of such Change of Control and (ii) the amount of the Maximum Award for such Participant for the Performance Period during which such Change in Control occurs (determined, for purposes of clarity, without proration and as if the highest applicable Performance Target had been reached.

10.  Amendment, Modification and Termination
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     The Company reserves the right to amend, modify or terminate the Plan at any time; provided that no such amendment, modification or termination shall
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affect the determination or payment of Awards for any Performance Period that commences prior to such amendment, modification or termination, except that the Committee may at any time determine to accelerate the payment of Awards.

11.  Miscellaneous
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          (a)  Awards shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

          (b) This Plan and all rights under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

          (c) All payments required to be paid hereunder shall be subject to any required governmental withholdings or deductions as determined by the Company.

          (d) Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation of any Participant.

          (e) This Plan shall be unfunded. Awards shall be paid from the general assets of the Company and Participants in this Plan shall be general unsecured creditors of the

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Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company in connection with his participation in this Plan.

          (f) Each Participant shall be entitled to designate a Beneficiary by filing a written notice with the Committee in the form prescribed by the Committee from time to time. A Beneficiary designation filed with the Committee by a Participant may be withdrawn at any time or may be changed at any time by the Participant filing with Committee a subsequent Beneficiary designation in the form prescribed by the Committee from time to time.

          (g) In addition to the remedies of the Company elsewhere provided for herein, if a Participant is terminated for Cause, the Committee may cancel and cause the Participant to forfeit any Award to which such Participant would have otherwise been entitled, in whole or in part.

          (h) Headings and captions are given to the sections of this Plan solely as a convenience to facilitate reference, and shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. All references herein to the masculine gender shall include the feminine.



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